STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
- -----------------------------------------------

                                                   Fiscal Three Months Ended
                                                -------------------------------
                                                June 28, 1996     June 30, 1995
                                                -------------     -------------
PRIMARY
- -------
Average shares outstanding                        8,977,000         8,979,000

Net effect of dilutive stock
options - based on the treasury
stock method using average
market price                                        158,000           135,000
                                                 ----------        ----------

                TOTAL                             9,135,000         9,114,000
                                                 ==========        ==========

Net income                                       $6,458,000        $3,764,000
                                                 ==========        ==========

Net income per share                             $      .71        $      .41
                                                 ==========        ==========


FULLY DILUTED
- -------------
Average shares outstanding                        8,977,000         8,979,000

Net effect of dilutive stock
options - based on the treasury
stock method using greater of
average or period - end market
price                                               158,000           135,000

                                                 ----------        ----------

               TOTAL                              9,135,000         9,114,000
                                                 ==========        ==========


Net income                                       $6,458,000        $3,764,000
                                                 ==========        ==========


Net income per share                             $      .71        $      .41
                                                 ==========        ==========



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